Zymeworks Enters into an Exclusive Global License and Collaboration Agreement with Roche for ZW209, a Trispecific T cell Engager Targeting DLL3
●Zymeworks to receive a $55 million upfront payment and a $40 million payment upon initiation of the Phase 1b trial, with potential for up to $718 million in additional development, commercial and sales-based milestones
●Zymeworks also eligible to receive tiered high-single-digit to mid-teen royalties on global net sales protected by patents extending into 2040’s
●Zymeworks will conduct the Phase 1a monotherapy clinical trial of ZW209 in collaboration with Roche
●U.S. FDA IND clearance received with additional global regulatory applications planned to support the opening of clinical study sites outside the U.S.
●Transaction is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976
●Conference call with Zymeworks management on October 27 at 8:30 am Eastern Time (ET)
Vancouver, British Columbia (October 23, 2026) – Zymeworks Inc. (Nasdaq: ZYME), a biotechnology company managing a portfolio of licensed healthcare assets while developing a diverse pipeline of novel, multifunctional biotherapeutics, today announced that it has entered into a global license and collaboration agreement with Roche for the research, development and commercialization of ZW209, a T cell engager targeting DLL3.
Under the agreement, Zymeworks is eligible to receive an upfront payment of $55 million, a $40 million payment upon initiation of the Phase 1b trial, and additional development, commercial and sales-based milestone payments of up to $718 million, and tiered high single digit to mid-teen royalties on future net sales of any approved medicines resulting from the collaboration.
The transaction remains subject to the expiration or termination of the applicable waiting period under the HSR Act, as well as the satisfaction of other customary closing conditions and, where applicable, receipt of other required regulatory approvals.
Zymeworks will conduct the Phase 1a monotherapy trial of ZW209 in collaboration with Roche, bringing together Zymeworks’ expertise in multispecific antibody therapeutics with Roche’s global capabilities in the research, development, manufacturing and commercialization of cancer medicines. Roche will fund the Phase 1a trial and be responsible for subsequent global development and commercialization of ZW209. Under the agreement, Roche will have the exclusive right to develop and commercialize ZW209 globally.

“This collaboration allows us to continue advancing ZW209 through its initial clinical development while leveraging Roche’s complementary capabilities to accelerate and expand its development across indications and treatment settings. The agreement also reflects our broader strategy of generating innovative programs through our R&D engine and partnering selected assets in ways that share development risk while preserving meaningful participation in their future success,” said Adam Schayowitz, Ph.D., MBA, Executive Vice President and Head of R&D at Zymeworks.
“ZW209 represents an innovative approach that complements our ongoing efforts to develop new treatment options for people living with lung cancer,” said Boris L. Zaïtra, Head of Corporate Business Development at Roche. “We look forward to collaborating with Zymeworks to fully explore its therapeutic potential.”
The collaboration is part of Zymeworks’ broader strategic initiative to advance differentiated therapeutic candidates internally while selectively partnering programs where complementary capabilities can accelerate development, expand potential and share development risk. Beyond ZW209, Zymeworks has an extensive portfolio of research programs of multispecific T cell engagers against targets in solid tumors, hematological tumors, and AIID.
Investor Call Details
Zymeworks invites investors and the general public to view and listen to a live webcast of its conference call with investment analysts at 8:30 am ET on October 27, 2026.
Dial-in details and webcast link are available on Zymeworks’ website at https://ir.zymeworks.com/events-and-presentations. A webcast replay of the call will be available on the Zymeworks website within 24 hours following the conclusion of the live call and will be archived for a limited period.

About ZW209
ZW209 is a novel trispecific T cell engager (TriTCE), developed to target DLL3-expressing tumor cells while simultaneously engaging T cells via binding to CD3 and CD28. Optimally configured using Zymeworks’ novel TriTCE Co-Stim and clinically validated Azymetric™ and EFECT™ platforms, ZW209 is designed to enhance patient anti-tumor T cell responses through CD28 co-stimulation. By leveraging obligate cis-T cell binding and conditional CD28 engagement, ZW209 is structured to prevent unintended T cell activation, while enabling tumor-targeted cytotoxicity. Preclinically ZW209 has demonstrated differentiated long-term cytotoxicity in vitro, with enhanced T cell proliferation and survival, offering significant potential to increase durability of responses in DLL3-expressing cancers.

With U.S. Food and Drug Administration Investigational New Drug clearance received, a Phase 1, open-label, multicenter, global study investigating ZW209 has been initiated to evaluate safety, tolerability, pharmacokinetics, and preliminary antitumor activity. The study will enroll adult participants with select advanced solid tumors, including small cell lung cancer and other DLL3 expressing neuroendocrine tumors.

About Zymeworks Inc.
Zymeworks is a global biotechnology company building a diversified portfolio of healthcare assets designed to generate durable cash flows while advancing innovative medicines for difficult-to-treat diseases. The Company’s asset and royalty aggregation strategy combines a growing portfolio of commercial and near-commercial assets, including YUPELRI® (revefenacin), with a differentiated internal research and development engine. Zymeworks’ portfolio also includes Ziihera® (zanidatamab-hrii), a HER2-targeted bispecific antibody discovered and developed by Zymeworks and commercialized through global partnerships with Jazz Pharmaceuticals and BeOne Medicines, and pasritamig, a clinical-stage multispecific antibody developed by Johnson & Johnson using Zymeworks’ proprietary antibody engineering technologies.
Zymeworks is advancing a diverse pipeline of novel biotherapeutics, leveraging its proprietary Azymetric™ platform and expertise in antibody-drug conjugates, multispecific antibodies and other next-generation antibody technologies. These capabilities, together with Zymeworks’ integrated drug development expertise, enable the Company to develop differentiated therapeutics and create value through both internal innovation and strategic partnerships.
For more information about Zymeworks, its portfolio and pipeline, visit www.zymeworks.com and follow @ZymeworksInc on X.

Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements that relate to Zymeworks’ expectations regarding implementation of its long-term strategy to maximize value creation; Zymeworks’ and its partners’ clinical development of product candidates; potential safety profile and therapeutic effects of product candidates; the commercial potential of technology platforms and product candidates; the anticipated benefits of its collaboration agreements; and other information that is not historical information. When used herein, words such as “plan”, “believe”, “expect”, “may”, “continue”, “anticipate”, “potential”, “will”, “on track”, “progress”, “preserve”, “intend”, “could”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; uncertainties regarding the commercial success of YUPELRI® and TRELEGY; Zymeworks may not achieve milestones or receive additional payments or royalties under its collaborations; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions, including the impact of tariffs; potential negative impacts of FDA regulatory delays and uncertainty around recent policy developments, changes in the leadership of federal agencies such as the FDA, staff layoffs, budget cuts to agency programs and research, and changes in drug pricing controls; the impact of pandemics and other health crises on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf; zanidatamab may not be successfully commercialized; Zymeworks’ business strategy related to anticipated and potential future milestones and royalty streams and existing and potential new partnerships may not be successfully implemented; Zymeworks’ evolution of its business strategy may not deliver meaningful stockholder returns; Zymeworks may be unsuccessful in actively managing and/or aggregating revenue-generating assets alongside its active R&D operations; ongoing and future clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; data providing early validation of our antibody drug conjugate platform and next generation pipeline programs may not be replicated in future studies; Zymeworks’ assumptions and estimates regarding its financial condition, future financial performance and estimated cash runway may be incorrect; inability to maintain or enter into new partnerships or strategic collaborations; the inability of Zymeworks to identify and consummate a strategic acquisition; and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission (copies of which may be obtained at www.sec.gov and www.sedarplus.ca).
Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-

looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events.
Contacts:
Investor Inquiries:
Shrinal Inamdar
Vice President, Investor Relations
(604) 678-1388
ir@zymeworks.com

Media Inquiries:
Diana Papove
Vice President, Corporate Communications
(604) 678-1388
media@zymeworks.com